SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2001

GENERAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12983	06-1398235

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Tesseneer Drive
Highland Heights, KY 41076-9753

(Address of principal executive offices, including zip code)

(859) 572-8000

(Registrant’s telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets

In September 2001, the Company signed a definitive agreement with Southwire Company to sell substantially all of the manufacturing assets and inventory of its building wire business. Under the agreement, Southwire agreed to purchase substantially all of the property, plant and equipment located at the Company’s Watkinsville, Georgia and Kingman, Arizona facilities and the wire and cable manufacturing equipment at its Plano, Texas facility. General Cable is retaining and continuing to operate its copper rod mill in Plano and is closing its Plano wire mill. Closing of the sale of building wire assets occurred on October 31, 2001. The Company received $82 million in cash proceeds from Southwire, subject to closing adjustments, and also took ownership of datacommunication cable manufacturing assets. Proceeds from the transaction were used to reduce the Company’s debt.

As a result of the building wire sale and a related decision announced in September 2001 to exit the consumer cordsets business operation in Montoursville, Pennsylvania, (the “Transactions”), the Company has reported the Building Wire and Cordsets segment as discontinued operations for financial reporting purposes effective with its Third Quarter 2001 Form 10-Q.

ITEM 7. Financial Statements and Exhibits

The following pro forma financial information and exhibits are being filed as part of this report:

(b)	The pro forma financial information required to be filed with respect to the disposed businesses, attached hereto as Appendix I.

(c)	Exhibits

Number	Title

2.1	Asset Purchase Agreement between Southwire Company and General Cable Industries, Inc. and General Cable Corporation dated September 5, 2001 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of General Cable Corporation for the quarterly period ended September 30, 2001).

2.2	General Cable Corporation News Release dated October 31, 2001.

APPENDIX I

UNAUDITED PRO FORMA FINANCIAL DATA

The Unaudited Pro Forma Statements of Operations of the Company for the fiscal year ended December 31, 2000 and for the nine-month period ended September 30, 2001 (the “Pro Forma Statements of Operations”), and the Unaudited Pro Forma Balance Sheet of the Company as of September 30, 2001 (the “Pro Forma Balance Sheet” and, together with the Pro Forma Statements of Operations, the “Pro Forma Financial Statements”), have been prepared to illustrate the estimated effect of the Transactions. The Pro Forma Financial Statements reflect certain anticipated cost savings from the Transactions. However, there can be no assurance that any such cost savings will occur. The Pro Forma Statements of Operations give pro forma effect to the Transactions as if they had occurred on January 1, 2000 for the periods presented. Certain reclassifications have been made to the historical Statement of Operations for the year ended December 31, 2000 to conform to the current year presentation. The Pro Forma Balance Sheet gives pro forma effect to the Transactions as if they had occurred on September 30, 2001.

The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the Company and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

UNAUDITED PRO FORMA FINANCIAL DATA

	Year ended December 31, 2000						Nine months ended September 30, 2001

		Less:						Less:
	Historical	Discontinued		Pro Forma		Pro	Historical	Discontinued		Pro Forma		Pro
	Consolidated	Operations		Adjustments		Forma	Consolidated	Operations		Adjustments		Forma

Statements of Operations:

Net sales	$2,162.1	$—		$—		$2,162.1	$1,291.1	$—		$—		$1,291.1

Cost of sales	1,870.8	—		—		1,870.8	1,087.6	—		—		1,087.6

Other costs	—	—		—		—	7.0	—		—		7.0

Gross profit	291.3	—		—		291.3	196.5	—		—		196.5

Selling, general and administrative expenses	226.3	—		(8.0	)(c)	218.3	110.8	—		(6.0	)(c)	104.8

Unusual items, net	31.0	—		—		31.0	(3.2)	—		(3.6	)(e)	(6.8)

Operating income	34.0	—		8.0		42.0	88.9	—		9.6		98.5

Other income	—	—		—		—	8.1	—		—		8.1

Interest income (expense):

External interest expense	(62.1)	17.4	(b)	14.3	(d)	(65.2)	(35.0)	10.4	(b)	7.5	(d)	(37.9)

Interest income	2.4	—		—		2.4	1.3	—		—		1.3

Other financial costs	(3.3)	—		—		(3.3)	(10.4)	—		—		(10.4)

	(63.0)	17.4		14.3		(66.1)	(44.1)	10.4		7.5		(47.0)

Earnings (loss) from continuing operations before income taxes	(29.0)	17.4		22.3		(24.1)	52.9	10.4		17.1		59.6

Income tax (provision) benefit	10.3	(6.2	)(f)	(7.9	)(f)	8.6	(18.8)	(3.7	)(f)	(6.1	)(f)	(21.2)

Income (loss) from continuing operations	(18.7)	11.2		14.4		(15.5)	34.1	6.7		11.0		38.4

Loss from operations of discontinued operations (net of tax)	(7.7)	(7.7	)(a)	—		—	(6.8)	(6.8	)(a)	—		—

Loss on disposal of discontinued operations (net of tax)	—	—		—		—	(32.7)	(32.7)		—		—

Net income (loss)	$(26.4)	$3.5		$14.4		$(15.5)	$(5.4)	$(32.8)		$11.0		$38.4

EPS of Continuing Operations

Earnings (loss) per common share	$(0.56)	$0.33		$0.43		$(0.46)	$1.04	$0.20		$0.34		$1.17

Weighted average common shares	33.6	33.6		33.6		33.6	32.7	32.7		32.7		32.7

Earnings (loss) per common share - assuming dilution	$(0.56)	$0.33		$0.43		$(0.46)	$1.03	$0.20		$0.33		$1.16

Weighted average common shares – assuming dilution	33.6	33.6		33.6		33.6	33.1	33.1		33.1		33.1

EPS of Discontinued Operations

Earnings (loss) per common share	$(0.23)	$(0.23)		n/a		n/a	$(1.21)	$(1.21)		n/a		n/a

Earnings (loss) per common share - assuming dilution	$(0.23)	$(0.23)		n/a		n/a	$(1.21)	$(1.21)		n/a		n/a

UNAUDITED PRO FORMA FINANCIAL DATA

	At September 30, 2001

		Less:
Balance Sheet:	Historical	Discontinued(g)	Pro Forma		Pro
ASSETS:	Consolidated	Operations	Adjustments		Forma
Current Assets:
Cash	$14.1	$—	—		$14.1

Receivables, net	212.2	10.4	—		201.8

Inventories	379.7	51.7	—		328.0

Deferred Tax Asset	22.9	—	—		22.9

Prepaid Expenses and Other	42.3	0.5	—		41.8

Total Current Assets	671.2	62.6	—		608.6

Property, Plant and Equipment, net	362.2	42.0	4.0	(h)	324.2

Deferred Tax Asset	27.1	—	—		27.1

Other Assets	42.8	—	—		42.8

Total Assets	$1,103.3	$104.6	$4.0		$1,002.7

LIABILITIES:

Current Liabilities:

Accounts Payable	$286.4	$21.7	$—		$264.7

Current Accrued Liabilities	155.9	16.0	—		139.9

Current Portion of Long-term Debt	34.4	—	—		34.4

Total Current Liabilities	476.7	37.7	—		439.0

Long-term Debt	464.4	—	(61.7	)(i)	402.7

Deferred Income Taxes	5.7	—	—		5.7

Other Noncurrent Liabilities	53.2	1.2	—		52.0

Total Liabilities	1,000.0	38.9	(61.7)		899.4

EQUITY:

Common Stock	0.4	—	—		0.4

Additional Paid-in Capital	96.6	—	—		96.6

Treasury Stock	(50.0)	—	—		(50.0)

Retained Earnings	87.2	65.7	65.7		87.2

Accumulated Other Comprehensive Loss	(25.4)	—	—		(25.4)

Other Shareholders’ Equity	(5.5)	—	—		(5.5)

Total Equity	103.3	65.7	65.7		103.3

Total Liabilities and Equity	$1,103.3	$104.6	$4.0		$1,002.7

Description of Adjustments

(a)	Represents the loss of the discontinued operations. Administrative expenses formerly allocated to these businesses for segment reporting purposes have been reallocated to continuing operations. A portion of the Company’s overall interest expense has been allocated to these businesses based upon the outstanding debt balance attributable to those operations. Taxes have been allocated using the same overall rate reported by the Company for each of the periods presented.

(b)	Represents the reallocation of interest expense from discontinued operations to continuing operations.

(c)	The adjustment reflects anticipated savings in selling, general and administrative expenses, principally salaries and related fringe benefits, as a result of the Transactions and related reorganization.

(d)	The adjustment to reduce interest expense reflects cash proceeds from the transactions net of working capital changes from the unwind of assets and liabilities not sold to Southwire assumed to be used to reduce outstanding indebtedness under the Company’s credit facility combined with the reduction in off-balance sheet debt related to the unwind of a portion of the Company’s Asset Backed Accounts Receivable Securitization Financing, the total of which is $150 million. The adjustment for the year ended December 31, 2000 is based the Company’s 2000 average annual interest rate of 9.5%. The adjustment for the nine months ended September 30, 2001 is based on the Company’s year to date September 2001 annual interest rate of 6.7%. Accrued interest is assumed to be paid current.

(e)	The adjustment reflects the reversal of provisions set up for severance and related costs for the reorganization resulting from the Transactions.

(f)	Represents the income tax benefit of the adjustment described in (b), (c), (d) and (e) above at the Company’s effective tax rate of 35.5%.

(g)	Represents the assets and liabilities of the discontinued operations at September 30, 2001.

(h)	The adjustment represents the transfer of manufacturing equipment to the Company from Southwire.

(i)	Represents the cash proceeds net of working capital changes from the unwind of assets and liabilities not sold to Southwire assumed to be used to reduce the outstanding balance under the Company’s credit facility as if the transaction occurred on September 30, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

Date:	November 15, 2001	By:	/s/ Christopher F. Virgulak Name: Christopher F. Virgulak Title: Executive Vice President And Chief Financial Officer

EXHIBIT INDEX

Number	Title

2.1	Asset Purchase Agreement between Southwire Company and General Cable Industries, Inc. and General Cable Corporation dated September 5, 2001 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of General Cable Corporation for the quarterly period ended September 30, 2001).

2.2	General Cable Corporation News Release dated October 31, 2001.